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                                  May 14, 2003


Resource America, Inc.
1845 Walnut Street
Philadelphia, PA  19103

Gentlemen/Ladies:

         We have acted as counsel to Resource America, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement, and any amendments thereto (the "Registration Statement"), on Form S-4 (Registration No. 333-103084) under the Securities Act of 1933, as amended (the "Act"), with respect to the offer by the Company to exchange for all of its outstanding 12% Senior Notes Due 2004, its 12% Senior Notes due 2008 (the "New Notes") or New Notes plus cash, including the unconditional guarantees (the "Guarantees") of the New Notes by the Company's subsidiaries (the "Guarantors") listed on the front cover of the Registration Statement (collectively, the "Offering"). We have also acted as counsel to the Guarantors. In connection with the foregoing, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by the Company and the Guarantors in connection with the Offering. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of all signatories and the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as certified or photostatic copies. We are not aware of any facts which would lead us to conclude that any document submitted to us is not authentic and, if a copy, that it does not conform to the original. In accordance with our general policies, we have assumed that no fraud or dishonesty exists with respect to any matters relevant to the opinions hereinbelow expressed. However, we have no reason to believe that the foregoing assumption is incorrect.

         The opinions set forth herein are limited to matters governed by the laws of the United States and the State of Ohio and the laws of the Commonwealth of Pennsylvania, the State of Delaware and the State of Ohio relevant to this opinion. No opinion is expressed with respect to the laws of any other state or to the application of any such laws. As to matters involving the laws of the State of Ohio, we have relied upon the opinion of Bricker & Eckler LLP, a copy of which is annexed hereto.



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Resource America, Inc.
May 14, 2003
Page 2


         Based upon and subject to the foregoing, we are of the opinion that:

                1. When issued, the New Notes will be duly authorized, validly issued, fully paid, non-assessable and constitute valid, legally binding obligations of the Company.

                2. When issued, the Guarantees will constitute valid, legally binding obligations of the Guarantors.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters." In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.



                                                  Very truly yours,

                                                  Ledgewood Law Firm, P.C.

                                                  LEDGEWOOD LAW FIRM, P.C.














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                                  May 14, 2003


Resource America, Inc.
1845 Walnut Street
Philadelphia, Pennsylvania 19103

Gentlemen and Ladies:

         We have acted as special Ohio counsel to Atlas Energy Corporation, an Ohio corporation ("AEC"), Atlas Energy Group, Inc., an Ohio corporation ("AEG"), and RFI Holding Company, Inc., an Ohio corporation ("RFI" together with AEC and AEG, the "Companies" and each separately a "Company"), in connection with the preparation and filing of the Registration Statement and any amendments thereto (the "Registration Statement") on Form S-4 (Registration No. 333-103084) under the Securities Act of 1933, as amended (the "Act"), with respect to the offer by Resource America, Inc., a Delaware corporation and the parent corporation of the Companies (the "Parent"), to exchange for all of its outstanding 12% Senior Notes Due 2004, its 12% Senior Notes Due 2008 (the "New Notes") or New Notes plus cash, including the unconditional guarantees (the "Guarantees") of the New Notes by the Parent's subsidiaries (the Guarantors") listed on the front of the Registration Statement (collectively, the "Offering"). In connection with the Offering, you have requested we advise you as to certain matters referred to below. As used in this letter, the term "including" means "including without limitation."

         In this connection, we have examined the following:

         (i) A copy of the articles of incorporation and amendments thereto of each of the Companies as certified by the Secretary of State of Ohio as on file with that office as of May 5, 2003;

         (ii) Certificates of the Secretary of State of Ohio each dated as of May 5, 2003, to the effect that each of the Companies is in good standing on the records of such Secretary of State as of such date;

         (iii) A copy of the code of regulations of each Company as certified by the Secretary of each such Company as amended and in effect as of the date of such certificate;

         (iv) A copy of the Indenture dated as of April 10, 2003 among the Parent and each of the Guarantors named therein and The Bank of New York, Trustee for the 12 % Senior Notes Due August 1, 2008, including the form of the Guarantees, each as transmitted to this office which for purposes of this letter we have assumed will constitute the final execution form thereof;

         (v)    The Registration Statement;



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Resource America, Inc.,
May 14, 2003
Page 2


         (vi) Resolutions contained in Actions by Unanimous Consent in Writing of the Board of Directors of each of the Companies dated as of April 11, 2003, as certified by the Secretary of each such Company as remaining in full force and effect without modification or revocation as of this date; and

         (vii) Such written statutes of the State of Ohio and of the United States of America and such written regulations thereunder, and such reported orders, judgments or decrees of courts or governmental agencies thereof, as we deemed necessary for purposes of this letter.

         Please be advised, however, that we have relied upon representations made in the foregoing documents as to various questions of fact material to the matters set forth below, and we have not assumed any responsibility for making any independent investigation or verification of any factual matter stated in or represented by any of the foregoing documents or any other factual matter, except to obtain where we deemed appropriate written representations or certificates of the Companies' officers or appropriate public officials.

         We have assumed that with respect to the transactions contemplated by the Guarantees (i) there has been no mutual mistake of fact and there exists no fraud or duress, (ii) the transactions contemplated thereby comply with any test of good faith or fairness/conscionability required by applicable law, and (iii) there are no other agreements or understandings among the parties thereto that would materially modify the terms thereof or the respective rights or obligations of the parties thereunder.

         In issuing this letter, we have acted only as members of the bar in the State of Ohio. We have undertaken no investigation of and express no opinion as to the laws of any jurisdiction other than the State of Ohio (without reference to choice of law provisions thereunder) and the United States of America.

         Please be further advised that we have assumed the conformity to originals of all documents transmitted to this office, the genuineness of all signatures thereon of, the due organization and existence of each party thereto, the due execution and delivery pursuant to due authorization thereof by, and the validity and binding effect thereof on, each person other than the Companies which are parties thereto. We hereby advise you that nothing has come to our attention that leads us to believe that the foregoing assumptions are incorrect. In this regard, we further note that the Guarantees by their terms purport to be governed by the laws of the State of New York. In rendering the opinions herein we have assumed that the laws of the State of New York are identical to and will be construed in the same manner as the laws of the State of Ohio.

         Based upon and subject to the foregoing, and subject to the exceptions and limitations set forth below, we are of the opinion that the Guarantees, when issued by each of the Companies, will constitute a legal, valid and binding obligation of each of the Companies enforceable against each of them in accordance with their respective terms.


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Resource America, Inc.,
May 14, 2003
Page 3



         Please be advised that the foregoing opinion is expressly subject to:

         (a) Applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement or transfer, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights in general, whether heretofore or hereafter enacted;

         (b) The effect of general principles of equity and rules of law regarding specific performance, injunctive relief and other equitable remedies on the enforceability of obligations (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         (c) Some Ohio courts may not enforce provisions requiring payment of attorneys' fees, court costs or expenses of consultations, litigation or preparation therefor.

         The opinions contained herein are rendered only as of the date hereof, and we undertake no obligation to update this letter or the opinions contained herein after the date hereof. The opinions contained in this letter only constitute our professional judgment as to the matters set forth herein, and should not be considered to be a guarantee of any particular result.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                                 Very truly yours,

                                                 BRICKER & ECKLER LLP


                                                 By: GLENN S. KRASSEN
                                                     ---------------------------